EXECUTION COPY

DEJOUR ENERGY INC.

PLACEMENT AGENCY AGREEMENT

May 30, 2012

Roth Capital Partners, LLC

888 San Clemente Drive

Newport Beach, CA 92660

Ladies and Gentlemen:

Dejour Energy Inc., a company incorporated under the laws of British Columbia, Canada (the “Company”), proposes, subject to the terms and conditions herein, to issue and sell up to an aggregate of 18,130,305 shares (the “Shares”) of Common Shares of the Company, no par value per share (the “Common Shares”), warrants to purchase up to an aggregate of 13,597,729 Common Shares (the “Warrants”), and up to an aggregate of 13,597,729 Common Shares issuable from time to time upon exercise of the Warrants (the “Warrant Shares”) to certain investors (each an “Investor” and, collectively, the “Investors”), in an offering under its registration statement on Form F-3 (Registration No. 333-162677). We are offering the Shares and Warrants in units (each, a “Unit”), with each Unit consisting of one Share together with one-half of one Warrant and each whole Warrant exercisable for one Warrant Share. The Units are more fully described in the Prospectus (as defined below). The Company desires to engage Roth Capital Partners, LLC (“Roth Capital”) in connection with such issuance and sale of the Units.

The Company hereby confirms its agreement with you as follows:

1.     Agreement to Act as Placement Agent.

(a)     On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement between the Company and you, Roth Capital shall be the Company’s exclusive placement agent (in such capacity, the “Placement Agent”), on a best efforts basis, in connection with the issuance and sale by the Company of the Units to the Investors in a proposed takedown under the Registration Statement (as defined below), with the terms of each offering to be subject to market conditions and negotiations between the Company, the Placement Agent and the prospective Investors (such takedown shall be referred to herein as the “Offering”).  As compensation for services rendered, and provided that any of the Units are sold to Investors in the Offering, on the Closing Date (as defined below) of the Offering, the Company shall pay to the Placement Agent an amount equal to 6.0% of the gross proceeds received by the Company from the sale of the Units to all Investors (the “Placement Fee”).  The sale of the Units shall be made pursuant to subscription agreements in the form included as Exhibit A hereto (the “Subscription Agreements”) on the terms described on Exhibit B hereto.  The Company shall have the sole right to accept offers to purchase the Units and may reject any such offer in whole or in part.  Notwithstanding the foregoing, it is understood and agreed that the Placement Agent or any of their respective affiliates may, solely at their discretion and without any obligation to do so, purchase Units as principal; provided, however, that any such purchases by the Placement Agent (or their respective affiliates) shall be fully disclosed to the Company and approved by the Company in accordance with the previous sentence.

(b)     This Agreement shall not give rise to any commitment by the Placement Agent to purchase any of the Units, and the Placement Agent shall have no authority to bind the Company.  The Placement Agent shall act on a reasonable best efforts basis and does not guarantee that it will be able to raise new capital in the Offering.  The Placement Agent may retain other brokers or dealers to act as sub-agents on its behalf in connection with the Offering, the fees of which shall be paid out of the Placement Fee.  Prior to the earlier of (i) the date on which this Agreement is terminated and (ii) the Closing Date (as defined below), the Company shall not, without the prior written consent of the Placement Agent, solicit or accept offers to purchase any securities of the Company (other than pursuant to the grant of options or restricted stock awards under the Company’s equity compensation plans or the exercise of options or warrants to purchase Common Shares that are outstanding at the date hereof) otherwise than through the Placement Agent in accordance herewith.

(c)     The Company acknowledges and agrees that the Placement Agent shall act as an independent contractor, and not as a fiduciary, and any duties of the Placement Agent with respect to investment banking services to the Company, including the offering of the Units contemplated hereby (including in connection with determining the terms of the Offering), shall be contractual in nature, as expressly set forth herein, and shall be owed solely to the Company.  Each party disclaims any intention to impose any fiduciary or similar duty on the other. Additionally, the Placement Agent has not advised, nor is it advising, the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the transactions contemplated hereby.  The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Placement Agent shall have no responsibility or liability to the Company with respect thereto.  Any review by the Placement Agent of the Company, the transactions contemplated hereby or other matters relating to such transactions has been and will be performed solely for the benefit of the Placement Agent and has not been and shall not be on behalf of the Company or any other person.  It is understood that the Placement Agent has not and will not be rendering an opinion to the Company as to the fairness of the terms of the Offering. Notwithstanding anything in this Agreement to the contrary, the Company acknowledges that the Placement Agent may have financial interests in the success of the Offering contemplated hereby that are not limited to the Placement Fee.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Placement Agent with respect to any breach or alleged breach of fiduciary duty.

(d)     Payment of the purchase price for, and delivery of, the Units shall be made at a closing (the “Closing”) at the offices of Goodwin Procter, LLP, counsel for the Placement Agent, located at The New York Times Building, 620 Eighth Avenue, New York, New York, at 10:00 a.m., local time, as soon as practicable after the determination of the public offering price of the Units, but not later than on June 4, 2012 except as otherwise agreed upon by the Company and the Placement Agent (such date of payment and delivery being herein called the “Closing Date”).  All such actions taken at the Closing shall be deemed to have occurred simultaneously.  No Units which the Company has agreed to sell pursuant to this Agreement and the Subscription Agreements shall be deemed to have been purchased and paid for, or sold by the Company, until such Units shall have been delivered to the Investor thereof against payment therefore by such Investor.  If the Company shall default in its obligations to deliver Units to an Investor whose offer it has accepted, the Company shall indemnify and hold the Placement Agent harmless against any loss, claim or damage incurred by the Placement Agent arising from or as a result of such default by the Company.

(e)     On the Closing Date, (i) the Investors will wire the purchase price for their respective Units to the Company pursuant to the terms of the Subscription Agreements and the Company will wire the amounts owed to the Placement Agent as provided in this Agreement and (ii) the Company shall deliver or cause to be delivered the Units to the Investors, with the delivery of the Shares to be made, if possible, through the facilities of The Depository Trust Company’s DWAC system, and the delivery of the Warrants to be made by mail to the Investors to the addresses set forth on the applicable Subscription Agreement.

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(f)     The Units shall be registered in such names and in such denominations as the Placement Agent shall request by written notice to the Company.

2.     Representations, Warranties and Agreements of the Company.

The Company hereby represents, warrants and covenants to the Placement Agent as of the date hereof, and as of the Closing Date of the Offering, as follows:

(a)     Registration Statement.

(i)     The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-3 (File No. 333-162677) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), and such amendments to such registration statement as may have been required to the date of this Agreement. Such registration statement has been declared effective by the Commission. Each part of such registration statement, at any given time, including amendments thereto at such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act at such time and the documents and information otherwise deemed to be a part thereof or included therein by Rule 430A, 430B or 430C under the Securities Act or otherwise pursuant to the Securities Act at such time, is herein called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement” and, from and after the date and time of filing of the Rule 462(b) Registration Statement, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form F-3 under the Securities Act. The offering of the Units by the Company complies with the applicable requirements of Rule 415 under the Securities Act. The Company has complied with all requests of the Commission for additional or supplemental information.

(ii)     No stop order preventing or suspending use of the Registration Statement or the Prospectus or the effectiveness of the Registration Statement, has been issued by the Commission, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated or threatened by the Commission.

(iii)     The Company proposes to file with the Commission pursuant to Rule 424 under the Securities Act a final prospectus supplement relating to the Units to the form of prospectus included in the Registration Statement relating to the Units in the form heretofore delivered to the Placement Agent.  Such prospectus included in the Registration Statement at the time it was declared effective by the Commission or in the form in which it has been most recently filed with the Commission on or prior to the date of this Agreement is hereinafter called the “Base Prospectus.”  Such prospectus supplement, in the form in which it shall be filed with the Commission pursuant to Rule 424(b) (including the Base Prospectus as so supplemented) is hereinafter called the “Prospectus.”  Any reference herein to the Base Prospectus or  the Prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include any documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act as of the date of such prospectus, and, in the case of any reference herein to the Prospectus, also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rule 424(b) under the Securities Act, and prior to the termination of the offering of the Units by the Placement Agent.

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(iv)     For purposes of this Agreement, all references to the Registration Statement, the Base Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).  All references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (collectively with the rules and regulations promulgated thereunder, the “Exchange Act”) and which is deemed to be incorporated therein by reference therein or otherwise deemed to be a part thereof.

(b)     Compliance with Registration Requirements.  At the time the Registration Statement or any post-effective amendment thereto became effective (including each deemed effective date with respect to the Placement Agent pursuant to Rule 430B under the Securities Act), the Registration Statement complied and will comply, in all material respects, with the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the time of filing or the time of first use and as of the Closing Date, complied and will comply, in all material respects, with the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company makes no representations or warranty in this paragraph with respect to any Placement Agent Information (as defined in Section 8).

(c)     Disclosure Package.  As of the Time of Sale (as defined below) and as of the Closing Date, neither (A) the Base Prospectus and the pricing information set forth on Exhibit B hereto, all considered together (collectively, the “Disclosure Package”), nor (B) any Issuer Limited-Use Free Writing Prospectus (as defined below), when considered together with the Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company makes no representations or warranty in this paragraph with respect to any Placement Agent Information.  No statement of material fact included in the Prospectus has been omitted from the Disclosure Package and no statement of material fact included in the Disclosure Package that is required to be included in the Prospectus has been omitted therefrom.  As used in this paragraph and elsewhere in this Agreement:

(i)     “Time of Sale” with respect to any Investor, means 8 a.m., New York Time, on May 30, 2012.

(ii)     “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act (“Rule 433”), relating to the Units in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

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(iii)     “Issuer General Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors as identified on Schedule I hereto, and does not include a “bona fide electronic road show” as defined in Rule 433.

(iv)     “Issuer Limited-Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Free Writing Prospectus as identified on Schedule I hereto, including any “bona fide electronic road show” as defined in Rule 433, that is made available without restriction pursuant to Rule 433(d)(8)(ii), even though not required to be filed with the Commission.

(d)     Conflict with Registration Statement.  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering and sale of the Units or until any earlier date that the Company notified or notifies the Placement Agent, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified; provided, that the Company makes no representations or warranty in this paragraph with respect to any Placement Agent Information.

(e)     Distributed Materials.  The Company has not, directly or indirectly, distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Units other than the Disclosure Package or the Prospectus, and other materials, if any, permitted under the Securities Act to be distributed and consistent with Section 3(d) below. The Company will file with the Commission all Issuer General Free Writing Prospectuses in the time required under Rule 433(d) under the Securities Act. The Company has satisfied or will satisfy the conditions in Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show. The parties hereto agree and understand that the content of any and all “road shows” related to the offering of the Units contemplated hereby is solely the property of the Company.

(f)     Not an Ineligible Issuer.  (1) At the time of filing the Registration Statement and (2) at the date hereof and at the Closing Date, the Company was not, is not and will not be an “ineligible issuer,” as defined in Rule 405 under the Securities Act, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer including, without limitation, for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Units as contemplated by the Registration Statement.

(g)     Incorporated Documents.  The documents incorporated by reference in the Disclosure Package and in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and were filed on a timely basis with the Commission and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h)     Due Incorporation.  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of British Columbia, Canada, with the corporate power and authority to own its properties and to conduct its business as currently being carried on and as described in the Registration Statement, the Disclosure Package and the Prospectus.  Each of the subsidiaries of the Company, which currently consists only of Dejour Energy (USA) Corp., a Nevada corporation, Dejour Energy (Alberta) Ltd., an Alberta corporation, Wild Horse Energy Ltd., an Alberta corporation, and 0855524 B.C. Ltd., a British Columbia corporation (collectively, the “Subsidiaries”), has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Prospectus and the Disclosure Package.  The Company and each Subsidiary is duly qualified to transact business as a foreign corporation and is in good standing under the laws of each other jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, result in any material adverse effect upon, or material adverse change in, the general affairs, business, operations, prospects, properties, financial condition, or results of operations of the Company and the Subsidiaries (as defined below) taken as a whole (a “Material Adverse Effect”).

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(i)     Capitalization.  The Company has duly and validly authorized capital stock as set forth in each of the Registration Statement, the Disclosure Package and the Prospectus; all outstanding Common Shares of the Company conform, or when issued will conform, to the description thereof in the Registration Statement, the Disclosure Package and the Prospectus and have been, or, when issued and paid for in the manner described herein will be, duly authorized, validly issued, fully paid and non-assessable; and except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the issuance of the Units, including without limitation, issuance of the Warrant Shares upon exercise, to be purchased from the Company hereunder is not subject to preemptive or other similar rights, or any restriction upon the voting or transfer thereof pursuant to applicable law or the Company’s Articles, Notice of Articles or other constating or governing documents or any agreement to which the Company is a party or by which it may be bound.

(j)     Authorization, Issuance.  All corporate action required to be taken by the Company for the authorization, issuance and sale of the Units has, or will have, been duly and validly taken prior to the Closing Date.  The Shares and the Warrant Shares have, or will have, been duly and validly authorized prior to the Closing Date. When the Shares and the Warrant Shares have been issued and delivered against payment therefor as provided herein and in the Warrant, as the case may be, the Shares, when so issued and sold, and the Warrant Shares, when issued upon exercise of the Warrants, will be duly and validly issued, fully paid and non-assessable and the Investors or other persons in whose names Shares or Warrant Shares are registered will acquire good and valid title to such Shares or Warrant Shares, in each case, free and clear of all liens, encumbrances, equities, preemptive rights and other claims. The Shares and the Warrant Shares will conform in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus.  No further approval or authority of the shareholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares, the Warrants or the Warrant Shares as contemplated herein and in the Subscription Agreements.  The Warrants conform, or when issued will conform, to the description thereof contained in the Disclosure Package and the Prospectus and have been duly and validly authorized by the Company and upon delivery to the Investors at the Closing Date will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally or subject to general principles of equity.  Except as disclosed in each of the Disclosure Package and Prospectus, or incorporated by reference therein, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or rights related to or entitling any person to purchase or otherwise to acquire any shares of, or any security convertible into or exchangeable or exercisable for, the capital stock of, or other ownership interest in, the Company, except for such options or rights as may have been granted by the Company to employees, directors or consultants pursuant to its stock option or stock purchase plans.

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(k)     No Registration Rights.  Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any Common Shares or other securities of the Company.

(l)     Due Authorization and Enforceability. This Agreement and each Subscription Agreement has been, or will have been, duly authorized, executed and delivered by the Company prior to the Closing Date, and will constitute a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(m)     No Violation.  Neither the Company nor any of the Subsidiaries is in breach or violation of or in default (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, or constitute a default) (i) under the provisions of its Articles, Notice of Articles or other constating or governing documents or (ii) in the performance or observance of any term, covenant, obligation, agreement or condition contained in any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their properties may be bound or affected, or (iii) in the performance or observance of any statute, law, rule, regulation, ordinance, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, the Subsidiaries or any of their respective properties (including, without limitation, those administered by the Environmental Protection Agency (the “EPA”) or by any foreign, federal, state or local regulatory authority performing functions similar to those performed by the EPA), except, with respect to clauses (ii) and (iii) above, to the extent any such contravention would not result in a Material Adverse Effect.   The Company is not in violation of any of the rules, regulations or requirements of the NYSE MKT (“NYSE MKT”) or the Toronto Stock Exchange (the “TSX”) and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Shares by the NYSE MKT or the TSX in the foreseeable future.

(n)     No Conflict.  Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, the execution, delivery and performance by the Company of this Agreement, each Subscription Agreement and the consummation of the transactions herein contemplated, including the issuance and sale by the Company of the Units, will not conflict with or result in a breach or violation of, or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) (i) the provisions of the Articles, Notice of Articles or other constating or governing documents of the Company or any of the Subsidiaries, (ii) any material indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any material license, lease, contract (including without limitation, any engagement agreement or arrangement with any other broker-dealer) or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries.

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(o)     No Consents Required.  No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE MKT, the TSX or approval of the shareholders of the Company (including as may be required pursuant to the rules and regulations of the NYSE MKT or the TSX)), is required in connection with the issuance and sale of the Units or the consummation by the Company of the transactions contemplated hereby other than (i) as may be required under the Securities Act, (ii) under the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) and (iii) the filing of an additional listing application with the NYSE MKT and the TSX.  The Company has full power and authority to enter into this Agreement and each Subscription Agreement and to authorize, issue and sell the Units as contemplated by this Agreement and each Subscription Agreement.

(p)     Absence of Material Changes. Subsequent to the respective dates as of which information is given in the Disclosure Package, (a) neither the Company nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent, or entered into any material transaction not in the ordinary course of business; (b) neither the Company nor any of its subsidiaries has purchased any of the Company’s outstanding capital stock, or declared, paid or otherwise made any dividend or distribution of any kind on the Company’s capital stock; (c) there has not been any change in the capital stock (other than a change in the number of outstanding Common Shares due to the issuance of such Common Shares upon the exercise of outstanding options or warrants or pursuant to the terms of employment agreements outstanding prior to the date of the Disclosure Package), or material change in the short−term debt or long−term debt of the Company and its Subsidiaries or any issue of options, warrants, convertible securities or other rights to purchase the capital stock (other than grants of stock options under the Company’s stock option plans existing on the date hereof) of the Company, or (d) there has not been any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries, taken as a whole, from that set forth in the Disclosure Package (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

(q)     Permits.  The Company and each of the Subsidiaries possess all necessary licenses, authorizations, consents and approvals and have made all necessary filings required under any federal, state, local or foreign law, regulation or rule (including, without limitation, those from the EPA and any other foreign, federal, state or local government or regulatory authorities performing functions similar to those performed by the EPA) in order to conduct its business.  Neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval.  The Company and each of the Subsidiaries is in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations, orders or decrees.

(r)     Legal Proceedings. There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened or contemplated to which the Company or any of the Subsidiaries is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, FINRA, NYSE MKT and the TSX), except (i) as described in the Registration Statement, the Disclosure Package and the Prospectus, (ii) any such proceeding, which if resolved adversely to the Company or any Subsidiary, would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect or (iii) any such proceeding that would not prevent or materially and adversely affect the ability of the Company to consummate the transactions contemplated hereby.  The Disclosure Package contains in all material respects the same description of the foregoing matters contained in the Prospectus.

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(s)     Statutes; Contracts.  There are no statutes or regulations applicable to the Company or contracts or other documents of the Company which are required to be described in the Registration Statement, the Disclosure Package or the Prospectus or filed as exhibits to the Registration Statement by the Securities Act which have not been so described or filed.

(t)     Independent Accountants.  Each of BDO Canada LLP and Dale Matheson Carr-Hilton LaBonte LLP, who have audited the financial statements of the Company and the Subsidiaries for certain periods, is an independent registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)) with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(u)     Financial Statements.  The financial statements of the Company, together with the related schedules and notes thereto, set forth or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects (i) the financial condition of the Company and the Subsidiaries, taken as a whole, as of the dates indicated and (ii) the consolidated results of operations, shareholders’ equity and changes in cash flows of the Company and the Subsidiaries, taken as a whole, for the periods therein specified; and such financial statements and related schedules and notes thereto have been prepared in conformity with generally accepted accounting principles as in effect in the United States, consistently applied throughout the periods involved (except as otherwise stated therein and subject, in the case of unaudited financial statements, to the absence of footnotes and normal year-end adjustments).  There are no other financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Disclosure Package and the Prospectus; and the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement, the Disclosure Package and the Prospectus; and all disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission), if any, comply with Regulation G of the Exchange Act and Item 10(e) of Regulation S-K of the Commission, to the extent applicable, and present fairly the information shown therein and the Company’s basis for using such measures.

(v)     Not an Investment Company.  Neither the Company nor any of the Subsidiaries is or, after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Prospectus, will be required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended.

(w)     Good Title to Property.  The Company and each of the Subsidiaries has good and valid title to all property (whether real or personal) described in the Registration Statement, the Disclosure Package and the Prospectus as being owned by each of them, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except such as are described in the Registration Statement, the Disclosure Package and the Prospectus and those that would not, individually or in the aggregate materially and adversely affect the value of such property and do not materially and adversely interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries.  All of the property described in the Registration Statement, the Disclosure Package and the Prospectus as being held under lease by the Company or a Subsidiary is held thereby under valid, subsisting and enforceable leases, without any liens, restrictions, encumbrances or claims, except those that, individually or in the aggregate, are not material and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries.

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(x)     Intellectual Property Rights.  The Company and the Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Disclosure Package and the Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses (collectively, “Intellectual Property”), except where the failure to own, license or have such rights would not, individually or in the aggregate, result in a Material Adverse Effect.  Except as described in the Registration Statement, the Disclosure Package and the Prospectus (i) there are no third parties who have or, to the Company’s knowledge, will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to the Company; (ii) to the Company’s knowledge, there is no infringement by third parties of any Intellectual Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to, or the validity, enforceability, or scope of, any Intellectual Property owned by or licensed to the Company, and the Company is unaware of any facts which could form a reasonable basis for any such claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any of the Subsidiaries infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which could form a reasonable basis for any such claim; (v) to the Company’s knowledge, there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property; and (vi) to the Company’s knowledge, there is no prior art that may render any patent owned by the Company invalid, nor is there any prior art known to the Company that may render any patent application owned by the Company unpatentable.

(y)     Taxes.  The Company and each of the Subsidiaries has timely filed all material federal, state, local and foreign income and franchise tax returns (or timely filed applicable extensions therefore) that have been required to be filed and are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any of the Subsidiaries is contesting in good faith and for which adequate reserves have been provided and reflected in the Company’s financial statements included in the Registration Statement, the Disclosure Package and the Prospectus.  Neither the Company nor any of its Subsidiaries has any tax deficiency that has been or, to the knowledge of the Company, might be asserted or threatened against it that would result in a Material Adverse Effect.

(z)     Insurance.  The Company and each of the Subsidiaries maintains insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries.  All such insurance is fully in force on the date hereof and will be fully in force as of the Closing Date.  Neither the Company nor any of the Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

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(aa)     Accounting Controls.  The Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as in effect in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(bb)     Disclosure Controls.  The Company has established, maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (ii) have been evaluated for effectiveness as of the end of the last fiscal period covered by the Registration Statement; and (iii) such disclosure controls and procedures are effective to perform the functions for which they were established. There are no significant deficiencies and material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data to management and the Board of Directors. The Company is not aware of any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(cc)     Corrupt Practices.  Neither the Company nor, to the Company’s knowledge, any other person associated with or acting on behalf of the Company, including without limitation any director, officer, agent or employee of the Company or its Subsidiaries has, directly or indirectly, while acting on behalf of the Company or its Subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended or (iv) made any other unlawful payment.

(dd)     No Price Stabilization.  Neither the Company nor any of the Subsidiaries nor, to the Company’s knowledge, any of their respective officers, directors, affiliates or controlling persons has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units.

(ee)     No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Company on the one hand and the directors, officers, shareholders, customers or suppliers of the Company on the other hand which is required to be described in the Registration Statement, the Disclosure Package and the Prospectus which has not been so described. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any member of their respective immediate families. The Company has not, in violation of the Sarbanes-Oxley Act, directly or indirectly, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company.

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(ff)     Sarbanes-Oxley Act.  The Company, and to its knowledge after due inquiry, all of the Company’s directors or officers, in their capacities as such, are in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and any related rules and regulations promulgated by the Commission and the NYSE MKT.

(gg)     Brokers Fees.  Neither the Company nor any of the Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement or any other agreement with Roth Capital) that would give rise to a valid claim against the Company or the Subsidiaries or the Placement Agent for a brokerage commission, finder’s fee or other like payment in connection with the offering and sale of the Units.

(hh)     Exchange Act Requirements. The Company has filed in a timely manner all reports required to be filed pursuant to Sections 13, 14 and 15(d) of the Exchange Act during the preceding 12 months.  The Company’s Common Shares are listed and trade on the NYSE MKT and the TSX and no stop order or notice of suspension of trading of its Common Shares on the NYSE MKT and the TSX has been received from or threatened by any person.

(ii)      FINRA Affiliations.  To the Company’s knowledge, there are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, directors or 5% or greater securityholders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the one hundred eightieth (180th) day immediately preceding the date the Registration Statement was initially filed with the Commission.

(jj)     Compliance with Environmental Laws.  The Company and the Subsidiaries (a) are in compliance with any and all applicable foreign, federal, state and local laws, orders, rules, regulations, directives, decrees and judgments relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (b) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (c) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, result in a Material Adverse Effect.  There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, result in a Material Adverse Effect.

(kk)     No Labor Disputes.  Neither the Company nor any Subsidiary is engaged in any unfair labor practice; except for matters that would not, individually or in the aggregate, result in a Material Adverse Effect.  There is (A) no unfair labor practice complaint pending or, to the Company’s knowledge after due inquiry, threatened against the Company or any Subsidiary before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge after due inquiry, threatened against the Company or any Subsidiary and (C) no union representation dispute currently existing concerning the employees of the Company or any Subsidiary, and (ii) to the Company’s knowledge (A) no union organizing activities are currently taking place concerning the employees of the Company or any Subsidiary and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees or any applicable wage or hour laws concerning the employees of the Company or any Subsidiary.

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(ll)     ERISA.  The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(mm)     NYSE and TSX; Exchange Act Registration.  The Common Shares are registered pursuant to Section 12(b) of the Exchange Act and accepted for listing on the NYSE MKT and the TSX, the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act or delisting the Common Shares from the NYSE MKT or the TSX, nor has the Company received any notification that the Commission, NYSE MKT or the TSX is contemplating terminating such registration or listing. The Company has complied in all material respects with the applicable requirements of the NYSE MKT and the TSX for maintenance of listing of the Common Shares thereon.

(nn)     PFIC Status.  The Company is not, for the taxable year ended December 31, 2011, and upon consummation of the transactions described hereby and the application of the proceeds as described in the Registration Statement, the Disclosure Package and the Prospectus is not expected to become, a Passive Foreign Investment Company within the meaning of Section 1297 of the Internal Revenue Code, as amended.

(oo)     Statistical or Market-Related Data.  Any statistical, industry-related and market-related data included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agrees with the sources from which they are derived.

(pp)     Descriptions of Documents.  The statements set forth in each of the Registration Statement, the Disclosure Package and the Prospectus describing the Units and this Agreement, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.

(qq)     Money Laundering Laws.  The operations of the Company are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending, or to the knowledge of the Company, threatened.

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(rr)     OFAC.  Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity that, to the Company’s knowledge, will use such proceeds, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

Any certificate signed by any officer of the Company or a Subsidiary and delivered to the Placement Agent or to counsel for the Placement Agent in connection with the offering of the Units shall be deemed a representation and warranty by the Company (and not such officer in an individual capacity) to the Placement Agent and the Investors as to the matters covered thereby.

3.     Covenants. The Company covenants and agrees with the Placement Agent as follows:

(a)     Reporting Obligations; Exchange Act Compliance.  The Company will (i) file the Prospectus with the Commission within the time periods specified by Rule 424(b) and Rules 430A, 430B and 430C, as applicable under the Securities Act, (ii) file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act, if applicable, (iii) file promptly all reports required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act subsequent to the date of the Prospectus and during such period as the Prospectus would be required by law to be delivered  (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) (the “Prospectus Delivery Period”), and (iv) furnish copies of each Issuer Free Writing Prospectus, if any, (to the extent not previously delivered) to the Placement Agent prior to 11:00 a.m. Eastern time, on the second business day next succeeding the date of this Agreement in such quantities as the Placement Agent shall reasonably request.

(b)     Abbreviated Registration Statement.  If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company shall file a registration statement under Rule 462(b) with the Commission in compliance with Rule 462(b) by 8:00 a.m., Eastern time, on the business day next succeeding the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for such Rule 462(b) registration statement or give irrevocable instructions for the payment of such fee pursuant to the Rules and Regulations.

(c)     Amendments or Supplements.  The Company will not, during the Prospectus Delivery Period in connection with the Offering contemplated by this Agreement, file any amendment or supplement to the Registration Statement or the Prospectus unless a copy thereof shall first have been submitted to the Placement Agent within a reasonable period of time prior to the filing thereof and the Placement Agent shall not have reasonably objected thereto in good faith.

(d)     Free Writing Prospectuses.  The Company will (i) not make any offer relating to the Units that would constitute an “issuer free writing prospectus” (as defined in Rule 433) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Company with the Commission under Rule 433 under the Securities Act unless the Placement Agent approve its use in writing prior to first use (each, a “Permitted Free Writing Prospectus”); provided, that the prior written consent of the Placement Agent hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus(es) included in Schedule I hereto, (ii) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, (iii) comply with the requirements of Rules 164 and 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and (iv) subject to Section 4(b) herein, not take any action that would result in the Placement Agent or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Placement Agent that such Placement Agent otherwise would not have been required to file thereunder. The Company will satisfy the conditions in Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show.

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(e)     Notice to Placement Agent.  During the Prospectus Delivery Period, the Company will notify the Placement Agent promptly, and will, if requested, confirm such notification in writing: (i) the receipt of any comments of, or requests for additional information from, the Commission; (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Disclosure Package or the Prospectus, (iii) the time and date when any post-effective amendment to the Registration Statement becomes effective; (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment thereto or any order preventing or suspending the use of any Preliminary Prospectus, the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, or the initiation of any proceedings for that purpose or the threat thereof; (v) of receipt by the Company of any notification with respect to any suspension or the approval of the Shares and Warrant Shares from any securities exchange upon which it is listed for trading or included or designated for quotation, or the initiation or threatening of any proceeding for such purpose.  The Company will use its reasonable best efforts to prevent the issuance or invocation of any such stop order or suspension by the Commission and, if any such stop order or suspension is so issued or invoked, to obtain as soon as possible the withdrawal or removal thereof.

(f)     Filing of Amendments or Supplements. If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Disclosure Package) in order to make the statements therein, in the light of the circumstances when the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Disclosure Package) is delivered to an Investor, not misleading, or if, in the opinion of counsel for the Placement Agent, it is necessary to amend or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Disclosure Package) to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Placement Agent, either amendments or supplements to the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Disclosure Package) so that the statements in the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Disclosure Package) as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Disclosure Package) is delivered to an Investor, be misleading or so that the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Disclosure Package), as amended or supplemented, will comply with law. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Units or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company promptly will notify the Placement Agent and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

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(g)     Delivery of Copies.  The Company will deliver promptly to the Placement Agent and their counsel such number of the following documents as the Placement Agent shall reasonably request:  (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits), (ii) copies of any Preliminary Prospectus or Issuer Free Writing Prospectus, (iii) during the Prospectus Delivery Period, copies of the Prospectus (or any amendments or supplements thereto); (iii) any document incorporated by reference in the Prospectus (other than any such document that is filed with the Commission electronically via EDGAR or any successor system) and (iv) all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Units under the Securities Act.

(h)     Lock-Up Period. The Company hereby agrees that, without the prior written consent of Roth Capital, it will not, during the period ending on and including the 90th day after the date hereof (as the same may be extended as described below, the “Lock-Up Period”), (i) offer, pledge, issue, sell, contract to sell, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares; or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise; or (iii) file any registration statement with the Commission relating to the offering of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares. The restrictions contained in the preceding sentence shall not apply to (1) the Shares to be sold hereunder, (2) the issuance of Common Shares upon the exercise of options or warrants disclosed as outstanding in the Registration Statement (excluding exhibits thereto) or the Prospectus or required to be issued pursuant to the Engagement Letter, dated May 23, 2011, by and between the Company and Fortitude Advisors, and (3) the issuance of employee stock options not exercisable during the Lock-Up Period and the grant of restricted stock awards or restricted stock units pursuant to equity incentive plans described in the Registration Statement (excluding exhibits thereto) and the Prospectus. Notwithstanding the foregoing, if (x) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-Up Period, or (y) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless Roth Capital waives such extension in writing; provided, however, that this sentence shall not apply if (A) the Company meets the applicable requirements of Rule 139(a)(1) under the Securities Act in the manner contemplated by NASD Conduct Rule 2711(f)(4) (B) the Company’s securities are “actively traded” as defined in Rule 101(c)(1) of Regulation M of the Exchange Act and (C) the provisions of NASD Conduct Rule 2711(f)(4) do not restrict the publication or distribution, by the Placement Agent, of any research reports relating to the Company during the 15 days before or after the last day of the Lock-up Period (before giving effect to such extension).

(i)     Earnings Statement. As soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, the Company will make generally available to holders of its securities and deliver to the Placement Agent, an earnings statement of the Company (which need not be audited) that will satisfy the provisions of Section 11(a) and Rule 158 of the Securities Act.

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(j)     Public Communications.  Prior to the Closing Date, the Company will not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or the earnings, business, operations or prospects of any of them, or the offering of the Units, without the prior written consent of the Placement Agent, unless in the reasonable judgment of the Company and its counsel, and after notification to the Placement Agent, such press release or communication is required by law or the rules of the NYSE MKT or the TSX, in which case the Company shall use its reasonable best efforts to allow the Placement Agent reasonable time to comment on such release or other communication in advance of such issuance.

(k)     Stabilization.  The Company will not take directly or indirectly any action designed, or that might reasonably be expected to cause or result in, or that will constitute, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Units.

(l)     Transfer Agent.  The Company shall engage and maintain, at its expense, a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Shares and Warrant Shares.

(m)     Investment Company Act.  The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Units in such a manner as would require the Company to register as an investment company under the Investment Company Act.

(n)     Sarbanes-Oxley Act.  The Company will comply with all effective applicable provisions of the Sarbanes Oxley Act.

(o)     Periodic Reports.  During the Prospectus Delivery Period, the Company will file with the Commission such periodic and special reports as required by the Exchange Act.

(p)     NYSE MKT; TSX.  The Company will use its reasonable best efforts to obtain approval for, and maintain the listing of the Shares and Warrant Shares on the NYSE MKT and the TSX for so long as the Common Shares are listed thereon.

4.     Representations, Warranties and Agreements of Placement Agent

(a)     The Placement Agent understands that the Units are not being registered in Canada, and the Placement Agent has not offered or sold, and agrees that it will not, offer, sell or deliver at any time, directly or indirectly, in Canada or to or for the account of any person who it knows or has reason to believe is a Canadian national or resident thereof, any of the Units except with the consent of the Company. The Placement Agent further agrees that it will require any dealer who purchases from it any of the Units (whether as a sub agent or otherwise) to comply with this requirement.

(b)     The Placement Agent represents and agrees that, without the prior consent of the Company, it has not made and will not make any offer relating to the Units that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Placement Agent is listed on Schedule I hereto.

5.     Costs and Expenses. The Company and the Placement Agent agree that except as provided in Section 7, each of the Company and the Placement Agent shall pay all of its own costs and expenses, including, without limitation, all costs and expenses of their own counsel, incident to the performance of each of its obligations under this Agreement and in connection with the transactions contemplated hereby.

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6.     Conditions of Placement Agent’s Obligations. The obligations of the Placement Agent hereunder are subject to the following conditions:

(a)     Filings with the Commission.  The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act at or before 5:30 p.m., Eastern time, within two full business days of the date of this Agreement (or such earlier time as may be required under the Securities Act).

(b)     Abbreviated Registration Statement.  If the Company has elected to rely upon Rule 462(b), the registration statement filed under Rule 462(b) shall have become effective under the Securities Act by 8:00 a.m., Eastern time, on the business day next succeeding the date of this Agreement.

(c)     No Stop Orders.  Prior to the Closing: (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings initiated under Section 8(d) or 8(e) of the Securities Act for that purpose shall be pending or threatened by the Commission, and (ii) any request for additional information on the part of the Commission (to be included in the Registration Statement, the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Placement Agent.

(d)     Action Preventing Issuance.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Units; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Units.

(e)     Objection of Placement Agent.  No Prospectus or amendment or supplement to the Registration Statement shall have been filed to which the Placement Agent shall have objected in writing, which objection shall not be unreasonable.  The Placement Agent shall not have advised the Company that the Registration Statement, the Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus contains an untrue statement of fact which, in their opinion, is material, or omits to state a fact which, in their opinion, is material and is required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f)     No Material Adverse Change.  (i)  Prior to the Closing, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company from that set forth in the Disclosure Package and the Prospectus that, in the Placement Agent’s reasonable judgment, is material and adverse and that makes it, in the Placement Agent’s reasonable judgment, impracticable to market the Units on the terms and in the manner contemplated in the Disclosure Package.

(i)     There shall not have occurred any of the following:  (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the NYSE MKT, the NASDAQ Stock Market, NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, the TSX or the over the counter market or the establishing on such exchanges or market by the SEC or by such exchanges or markets of minimum or maximum prices that are not in force and effect on the date hereof;

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(ii)     a suspension or material limitation in trading in the Company’s securities on the NYSE MKT, the TSX or any other exchange or market or the establishing on any such market or exchange by the SEC or by such market of minimum or maximum prices that are not in force and effect on the date hereof;

(iii)     a general moratorium on commercial banking activities declared by either federal or any state authorities;

(iv)     the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, which in the Placement Agent’s sole judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Units in the manner contemplated in the Prospectus; or

(v)     any calamity or crisis, change in national, international or world affairs, act of God, change in the international or domestic markets, or change in the existing financial, political or economic conditions in the United States or elsewhere, that in the Placement Agent’s judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Units in the manner contemplated in each of the Disclosure Package and the Prospectus.

(g)     On or before the date hereof, the Placement Agent shall have received duly executed “lock-up” agreements, in a form attached as Exhibit D hereto, between the Placement Agent and the individuals listed on Schedule II.

(h)     Representations and Warranties.  Each of the representations and warranties of the Company contained herein shall be true and correct, in all material respects (other than those representations, warranties and agreements that are qualified as to materiality, which shall be true and correct in all respects), as of the date hereof and the Closing Date, and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Date shall have been duly performed, fulfilled or complied with.

(i)     Comfort Letter. At the time of execution of this Agreement, the Placement Agent shall have received a letter from BDO Canada LLP, addressed to the Placement Agent, executed and dated such date, confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and confirming, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Disclosure Package, as of a date not more than three business days prior to the date of such letter), the conclusions and findings of said firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial information, including any financial information contained in reports filed pursuant to the Exchange Act by the Company or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, and other matters required by the Placement Agent.

(j)     Bringdown Letter. On the effective date of any post-effective amendment to the Registration Statement and on the Closing Date, the Placement Agent shall have received a letter (the “Bring-down Letter”) from BDO Canada LLP, addressed to the Placement Agent and dated as of such effective date or the Closing Date, as applicable, confirming, as of the date of each such Bring-down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Disclosure Package, as of a date not more than three business days prior to the date of such Bring-down Letter), the conclusions and findings of said firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial information, and other matters covered by its letter delivered to the Placement Agent concurrently with the execution of this Agreement pursuant to paragraph (i) of this Section 6.

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(k)     On the Closing Date, there shall have been furnished to the Placement Agent the opinion and negative assurance letter of Dorsey & Whitney LLP, counsel for the Company, dated the Closing Date and addressed to the Placement Agent, in form and substance reasonably satisfactory to the Placement Agent.

(l)     On the Closing Date, there shall have been furnished to the Placement Agent the opinion of Farris, Vaughan, Wills & Murphy LLP, Canadian counsel for the Company, dated the Closing Date and addressed to the Placement Agent, in form and substance reasonably satisfactory to the Placement Agent.

(m)     Officer’s Certificate.  The Placement Agent shall have received on the Closing Date a certificate, addressed to the Placement Agent and dated the Closing Date, of the chief executive officer and the chief financial officer of the Company to the effect that:

(i)     each of the representations, warranties and agreements of the Company in this Agreement are true and correct, in all material respects (other than those representations, warranties and agreements that are qualified as to materiality, which are true and correct in all respects), as of the Time of Sale and the Closing Date; and the Company has complied with all agreements and satisfied all the conditions on its part required under this Agreement to be performed or satisfied at or prior to the Closing Date;

(ii)     subsequent to the respective dates as of which information is given in the Disclosure Package, there has not been (A) a material adverse change or any development involving a prospective material adverse change in the general affairs, business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, (B) any transaction that is material to the Company and the Subsidiaries taken as a whole, except transactions entered into in the ordinary course of business, (C) any obligation, direct or contingent, that is material to the Company and the Subsidiaries taken as a whole, incurred by the Company or the Subsidiaries, except obligations incurred in the ordinary course of business, (D) except as disclosed in the Disclosure Package and in the Prospectus, any change in the capital stock (other than a change in the number of outstanding Common Shares due to the issuance of shares upon the exercise of outstanding options or warrants or pursuant to the terms of employment agreements outstanding prior to the date of the Disclosure Package) or any material change in the short term or long term indebtedness of the Company or any of the Subsidiaries taken as a whole, (E) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any of the Subsidiaries or (F) any loss or damage (whether or not insured) to the property of the Company or any of its Subsidiaries which has been sustained or will have been sustained which has had or is reasonably likely to result in a Material Adverse Effect;

(iii)     no stop order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Units for offering or sale, nor suspending or preventing the use of the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued, and no proceedings for that purpose shall be pending or to their knowledge, threatened by the Commission or any state or regulatory body; and

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(iv)     the signers of said certificate have reviewed the Registration Statement, the Disclosure Package and the Prospectus, and any amendments thereof or supplements thereto (and any documents filed under the Exchange Act and deemed to be incorporated by reference into the Disclosure Package and the Prospectus), and (A) (i) the Registration Statement and any amendment thereof did not contain when the Registration Statement (or such amendment) became effective, any untrue statement of a material fact or omit to state when the Registration Statement (or such amendment) became effective, any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) as of the Time of Sale, neither the Disclosure Package nor any individual Issuer Limited Use Free Writing Prospectus, when considered together with the Disclosure Package, contained any untrue statement of material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) the Prospectus, as amended or supplemented, does not and did not contain, as of the time of filing and as of the Closing Date, any untrue statement of material fact or omit to state and did not omit to state as of such date, a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) since the Time of Sale, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement, the Disclosure Package or the Prospectus which has not been so set forth and there has been no document required to be filed under the Exchange Act that upon such filing would be deemed to be incorporated by reference in to the Disclosure Package and into the Prospectus that has not been so filed.

(n)     Secretary’s Certificate.  On the Closing Date, the Company shall have furnished to the Placement Agent a Secretary’s Certificate of the Company.

(o)     Other Filings with the Commission.  The Company shall have prepared and filed with the Commission a Report of Foreign Issuer on Form 6-K with respect to the transactions contemplated hereby, including as an exhibit thereto this Agreement and any other documents relating thereto.

(p)     No FINRA Objection.  FINRA shall not have raised any objection with respect to the fairness and reasonableness of the placement agency terms and arrangements relating to the issuance and sale of the Units; provided, that if any such objection is raised, the Company and the Placement Agent shall negotiate promptly and in good faith appropriate modifications to such placement agency terms and arrangements in order to satisfy such objections.

(q)     NYSE MKT; TSX.  The Shares and the Warrant Shares shall have been approved for listing on the NYSE MKT and the TSX, subject to official notice of issuance.

(r)     Additional Documents.  Prior to the Closing Date, the Company shall have furnished to the Placement Agent such further information, certificates or documents as the Placement Agent shall have reasonably requested for the purpose of enabling them to pass upon the issuance and sale of the Units as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

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All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Placement Agent.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Placement Agent by notice to the Company at any time prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 5, Section 7 and Section 9 shall at all times be effective and shall survive such termination.

7.     Indemnification and Contribution.

(a)     Indemnification of the Placement Agent.  The Company agrees to indemnify, defend and hold harmless each of the Placement Agent, its respective directors and officers, and each person, if any, who controls such Placement Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, claim or liability, which, jointly or severally, such Placement Agent or any such person may become subject under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, the common law or otherwise, (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, damage, claim or liability (or actions in respect thereof as contemplated below) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and, in the case of (i) and (ii) above, to reimburse such Placement Agent and each such controlling person for any and all reasonable expenses (including reasonable fees and disbursements of counsel) as such expenses are incurred by such Placement Agent or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, it arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in or omitted from, and in conformity with information concerning such Placement Agent furnished in writing by or on behalf of such Placement Agent to the Company expressly for use therein, which information the parties hereto agree is limited to the Placement Agent Information (as defined in Section 8), or (iii) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided to Investors by or with the approval of the Company including, without limitation, slides, videos, films or tape recordings used in any road show or investor presentations made to investors by the Company (whether in person or electronically) or in connection with the marketing of the Units.

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(b)     Indemnification of the Company.  The Placement Agent will indemnify, defend and hold harmless the Company, its directors and officers, and any person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, claim, damage, liability or expense, as incurred to which, jointly or severally, the Company or any such person may become subject under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, the common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Placement Agent), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, in the case of each of (i) and (ii) above, to the extent but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information concerning such Placement Agent furnished in writing by or on behalf of such Placement Agent to the Company expressly for use therein and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, that the parties hereto hereby agree that such written information provided by the Placement Agent consists solely of the Placement Agent Information.

(c)     Notice and Procedures.  If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Company or the Placement Agent (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section 7, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise, except to the extent such failure results in the forfeiture by the indemnifying party of substantial rights or defenses. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding, (ii) the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party, in any of which events such reasonable fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). An indemnifying party shall not be liable for any settlement of any Proceeding (including by consent to the entry of any judgment) effected without its written consent but, if settled with its written consent or if there be a final judgment for the plaintiff, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel (which fees and expenses shall be reasonably documented) as contemplated by the second sentence of this Section 7(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

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(d)     Contribution.  If the indemnification provided for in this Section 7 is unavailable to an indemnified party under subsections (a) or (b) of this Section 7 or insufficient to hold an indemnified party harmless in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party shall, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agent on the other from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Placement Agent on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Placement Agent on the other hand shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Units (before deducting expenses) received by the Company and the Placement Fee received by the Placement Agent, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Units.  The relative fault of the Company on the one hand and the Placement Agent on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the Placement Agent, on the other hand, and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this Section 7(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this Section 7(d).  Notwithstanding the provisions of this Section 7(d), the Placement Agent shall not be required to contribute any amount in excess of the Placement Fee.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

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(e)     Representations and Agreements to Survive Delivery.  The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have.  The indemnity and contribution agreements of the parties contained in this Section 7 and the covenants, warranties and representations of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Placement Agent, any person who controls the Placement Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or any affiliate of the Placement Agent, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and (iii) the issuance and delivery of the Units. The Company and the Placement Agent agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Units, or in connection with the Registration Statement, the Disclosure Package or the Prospectus.

8.     Information Furnished by Placement Agent. The Company acknowledges that the statements set forth in the eighth paragraph under the heading “Plan of Distribution” in the Prospectus (the “Placement Agent Information”) constitute the only information relating to the Placement Agent furnished in writing to the Company by the Placement Agent as such information is referred to in Sections 2 and 7 hereof.

9.     Termination.

(a)     The Placement Agent shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the Closing Date, without liability on the part of the Placement Agent to the Company, if (i) prior to delivery and payment for the Units (A) trading in securities generally shall have been suspended or materially limited on or by the New York Stock Exchange, the NASDAQ Stock Market, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, the NYSE MKT or the TSX (each, a “Trading Market”), (B) trading in the Common Shares of the Company shall have been suspended or materially limited on any exchange or in the over-the-counter market, (C) a general moratorium on commercial banking activities shall have been declared by federal or New York state authorities, (D) there shall have occurred any outbreak or material escalation of hostilities or acts of terrorism involving the United States or there shall have been a declaration by the United States of a national emergency or war, (E) there shall have occurred any other calamity or crisis or any material change in general economic, political or financial conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in the reasonable judgment of the Placement Agent, makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Units on the Closing Date on the terms and in the manner contemplated by this Agreement, the Disclosure Package and the Prospectus, or (ii) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Disclosure Package, there has been, (A) in the reasonable judgment of the Placement Agent, any Material Adverse Effect or (B) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character that would, in the reasonable judgment of the Placement Agent, individually or in the aggregate, result in a Material Adverse Effect and which would, in the reasonable judgment of the Placement Agent, make it impracticable or inadvisable to proceed with the offering or the delivery of the Units on the terms and in the manner contemplated in the Disclosure Package.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 5, Section 7, Section 9(b) and Section 12 hereof shall at all times be effective notwithstanding such termination.

(b)     If the Offering is not completed, then during the 6 months following the termination of the Engagement Letter (as defined below), any person or entity to whom the Placement Agent introduced the Company, or with whom there have been discussions or negotiations about an investment in the Company during the term of the Placement Agent’s engagement on behalf of the Company, purchases securities from the Company, the Company agrees to pay the Placement Agent upon the closing of such transaction a cash fee in the amount that would otherwise have been payable to the Placement Agent if such transaction occurred during the term of the Engagement Letter by and between the Company and the Placement Agent, dated April 30, 2012.

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10.     Notices. All statements, requests, notices and agreements hereunder shall be in writing or by facsimile, and:

(a)     if to the Placement Agent, shall be delivered or sent by mail, telex or facsimile transmission to:

Roth Capital Partners, LLC

888 San Clemente Drive

Newport Beach, California 92660

Attention: Managing Director

Facsimile No.: (949) 720-7223

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP

The New York Times Building

620 Eighth Avenue

New York, New York 10018

Attention:  Michael D. Maline

Facsimile No.: (212) 355-3333

(b)     if to the Company shall be delivered or sent by mail, telex or facsimile transmission to:

Dejour Energy Inc.

598-999 Canada Place

Vancouver, British Columbia V6C 3E1

Attn: Mathew Wong, Chief Financial Officer

Facsimile No.: (604) 638-5051

with a copy (which shall not constitute notice) to:

Dorsey & Whitney LLP

777 Dunsmuir Street

Vancouver, British Columbia V7Y 1K4

Facsimile No.: (604) 687-8504

Attention:  Daniel M. Miller

Any such notice shall be effective only upon receipt.  Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

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11.     Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and shall be binding upon the Placement Agent, the Company and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 7.  Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation (including the Investors), other than the persons, firms or corporations mentioned in the preceding sentence, any legal or equitable remedy or claim under or in respect of this Agreement, or any provision herein contained.  The term “successors and assigns” as herein used shall not include any purchaser of the Units by reason merely of such purchase.

12.     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

13.     No Fiduciary Relationship. The Company hereby acknowledges that the Placement Agent is acting solely as Placement Agent in connection with the offering of the Company’s securities. The Company further acknowledges that the Placement Agent is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis and in no event do the parties intend that the Placement Agent act or be responsible as a fiduciary to the Company, its management, shareholders, creditors or any other person in connection with any activity that the Placement Agent may undertake or have undertaken in furtherance of the offering of the Company’s securities, either before or after the date hereof. The Placement Agent hereby expressly disclaims any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Placement Agent agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Placement Agent to the Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Placement Agent with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

14.     Entire Agreement. This Agreement, together with the schedule and exhibits attached hereto and as the same may be amended from time to time in accordance with the terms hereof, contains the entire agreement among the parties hereto relating to the subject matter hereof and there are no other or further agreements outstanding not specifically mentioned herein.

15.     Headings. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

16.     Amendments and Waivers. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

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17.     Submission to Jurisdiction. Except as set forth below, no Proceeding may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company hereby consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Proceeding arising out of or in any way relating to this Agreement is brought by any third party against the Placement Agent. The Company hereby waives all right to trial by jury in any Proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such Proceeding brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

18.     Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.  Delivery of an executed counterpart by facsimile shall be effective as delivery of a manually executed counterpart thereof.

[Signature pages follow]

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If the foregoing is in accordance with your understanding of the agreement between the Company and the Placement Agent, kindly indicate your acceptance in the space provided for that purpose below.

Very truly yours,

DEJOUR ENERGY INC.

By:	/s/ Mathew Wong
	Name:	Mathew Wong
	Title:	CFO

Accepted as of

the date first above written:

ROTH CAPITAL PARTNERS, LLC

By:	/s/ John M. Dalfonsi
	Name:	John M. Dalfonsi
	Title:	Managing Director

Signature Page to Placement Agency Agreement

Schedules and Exhibits

Schedule I:	Issuer General Free Writing Prospectuses

Schedule II:	Individuals Subject to Lock-ups

Exhibit A:	Form of Subscription Agreement

Exhibit B:	Pricing Information

Exhibit C:	Disclosure Materials

Exhibit D:	Lock-up Agreement

Exhibit E:	Common Share Purchase Warrant

Schedules and Exhibits

Schedule I

Issuer General Free Writing Prospectuses

None.

Issuer Limited-Use Free Writing Prospectuses

None.

Schedule I

Schedule II

Individuals Subject to Lock-Ups

Robert L. Hodgkinson

Stephen Mut

Harrison Blacker

Richard Patricio

Robert Holmes

Craig Sturrock

Darren Devine

Mathew Wong

Phil Bretzloff

Neyeska Mut

Schedule II

Exhibit A

Form of Subscription Agreement

UNLESS PERMITTED UNDER APPLICABLE SECURITIES LEGISLATION IN CANADA, THE INVESTOR SHALL NOT TRADE THE SECURITIES PURCHASED PURSUANT TO THIS SUBSCRIPTION AGREEMENT THROUGH THE FACILITIES OF THE TORONTO STOCK EXCHANGE OR OTHERWISE INTO CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE ISSUANCE DATE.

Subscription Agreement

Dejour Energy Inc.

598 – 999 Canada Place

Vancouver, B.C. V6C 3E1

Canada

Gentlemen:

The undersigned (the “‘Investor”) hereby confirms its agreement with Dejour Energy Inc., a British Columbia company (the “Company”), as follows:

1.          This Subscription Agreement, including the Terms and Conditions For Purchase of Units attached hereto as Annex I, which is incorporated herein by this reference as if fully set forth herein (collectively, this “Agreement”), is made as of the date set forth below between the Company and the Investor.

2.          The Company has authorized the sale and issuance to certain investors of up to an aggregate of 19,230,769 units (the “Units”), subject to adjustment by the Company’s Board of Directors, or a committee thereof, with each Unit consisting of (i) one common share, without nominal or par value (“Common Shares”), of the Company and (ii) three-fourths (¾) of one common share purchase warrant (a “Warrant” and, collectively, the “Warrants”). Each whole Warrant will entitle the holder to purchase one (1) Common Share at an exercise price of US$0.40 per Common Share (subject to adjustment) and is exercisable commencing six (6) months after the Closing Date (as defined in Annex I) for a period of 5 years from the Closing Date. The certificate representing the Warrants shall be in substantially the form of Exhibit B attached hereto (the “Warrant Certificate”). The aggregate of up to 19,230,769 Common Shares so proposed to be sold as part of the Units is hereinafter referred to as the “Shares.” The Units will not be issued or certificated. The Shares and the Warrants are immediately separable and will be issued separately. The Common Shares issuable upon exercise of the Warrants are referred to herein as the “Warrant Shares” and, together with the Units, the Shares and the Warrants, are referred to herein as the “Securities”).

Exhibit A

3.          The offering and sale of the Units (the “Offering”) are being made pursuant to (1) the Company’s effective Registration Statement, including a base prospectus (the “Base Prospectus”), on Form F-3 (File No. 333-162677) (which, together with all amendments or supplements thereto is referred to herein as the “Registration Statement”) filed by the Company with the United States Securities and Exchange Commission (the “Commission”), (2) if applicable, certain “free writing prospectuses” (as that term is defined in Rule 405 under the U.S. Securities Act of 1933, as amended (the “Securities Act”)), that have or will be filed with the Commission and delivered to the Investor on or prior to the date hereof (each, an “Issuer Free Writing Prospectus”), and (3) a Prospectus Supplement (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”) containing certain supplemental information regarding the Units and terms of the Offering that has been or will be filed with the Commission and delivered to the Investor (or made available to the Investor by the filing by the Company of an electronic version thereof with the Commission).

4.          The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor the Units set forth below for the aggregate purchase price set forth below. The Units shall be purchased pursuant to the Terms and Conditions for Purchase of Units attached hereto as Annex I. The Investor acknowledges that the Offering is not being underwritten by Roth Capital Partners, LLC (the “Placement Agent”), the placement agent for the Offering named in the Prospectus Supplement, and that there is no minimum offering amount.

5.          The manner of settlement of the Shares included in the Units purchased by the Investor shall be as follows:

A.           Delivery by crediting the account of the Investor’s prime broker (as specified by such Investor on Exhibit A annexed hereto) with the Depository Trust Company (“DTC”) through its Deposit/Withdrawal At Custodian (“DWAC”) system, whereby Investor’s prime broker shall initiate a DWAC transaction on the Closing Date using its DTC participant identification number, and released by Computershare Trust Company, N.A., the Company’s United States co-transfer agent (the “Transfer Agent”), to the Investor at the Company’s direction. NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THIS AGREEMENT BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL:

(I)       DIRECT THE BROKER-DEALER AT WHICH THE ACCOUNT OR ACCOUNTS TO BE CREDITED WITH THE SHARES ARE MAINTAINED TO SET UP A DWAC INSTRUCTING THE TRANSFER AGENT TO CREDIT SUCH ACCOUNT OR ACCOUNTS WITH THE SHARES, AND

(II)      REMIT BY WIRE TRANSFER THE AMOUNT OF FUNDS EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE UNITS BEING PURCHASED BY THE INVESTOR TO THE FOLLOWING ACCOUNT:

N.B. The Company’s wire instructions will be provided separately.

IT IS THE INVESTOR’S RESPONSIBILITY TO (A) MAKE THE NECESSARY WIRE TRANSFER OR CONFIRM THE PROPER ACCOUNT BALANCE IN A TIMELY MANNER AND (B) ARRANGE FOR SETTLEMENT BY WAY OF DWAC IN A TIMELY MANNER. IF THE INVESTOR DOES NOT DELIVER THE AGGREGATE PURCHASE PRICE FOR THE UNITS OR DOES NOT MAKE PROPER ARRANGEMENTS FOR SETTLEMENT IN A TIMELY MANNER, THE SHARES AND WARRANTS MAY NOT BE DELIVERED AT CLOSING TO THE INVESTOR OR THE INVESTOR MAY BE EXCLUDED FROM THE CLOSING ALTOGETHER.

Exhibit A

6.          The executed Warrants shall be delivered in accordance with the terms thereof.

7.          No Securities shall be acquired by a person who is resident in Canada or by any other person for subsequent resale to a resident of Canada before the date that is four months and a day after the issuance date of the Units.

8.          The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (b) it is not a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or an Associated Person (as such term is defined under the FINRA’s NASD Membership and Registration Rules Section 1011) as of the Closing (as defined in Annex I), and (c) neither the Investor nor any group of Investors (as identified in a public filing made with the Commission) of which the Investor is a part in connection with the Offering, acquired, or obtained the right to acquire, twenty percent (20%) or more of the Common Shares (or securities convertible into or exercisable for Common Shares) or the voting power of the Company on a post-transaction basis. Exceptions:

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

9.          The Investor represents that it has received (or otherwise had made available to it by the filing by the Company of an electronic version thereof with the Commission) the final Base Prospectus, dated November 3, 2009, which is a part of the Company’s Registration Statement, the documents incorporated by reference therein, and any Issuer Free Writing Prospectus (collectively, the “Disclosure Package”), prior to or in connection with the execution of this Agreement.

10.        No offer by the Investor to buy Units will be accepted and no part of the purchase price will be delivered to the Company until the Investor has received (or otherwise had made available to it by the filing by the Company of an electronic version thereof with the Commission) the Disclosure Package and the Prospectus Supplement and the Company has accepted such offer by countersigning a copy of this Agreement, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to the Company (or the Placement Agent on behalf of the Company) sending (orally, in writing or by electronic mail) notice of its acceptance of such offer. An indication of interest will involve no obligation or commitment of any kind until the Investor has been delivered (or otherwise had made available to it by the filing by the Company of an electronic version thereof with the Commission) the Disclosure Package and the Prospectus Supplement and this Agreement is accepted and countersigned by or on behalf of the Company.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

Exhibit A

Number of Units: _________________________

Purchase Price Per Unit: US$0.26

Aggregate Purchase Price: US$__________________________

Number of Warrant Shares (Equal to Number of Units multiplied by __________ and rounded down to the nearest whole number): _______________________________________

PLEASE ALSO ENSURE THAT YOU HAVE COMPLETED IN FULL THE INVESTOR QUESTIONNAIRE ATTACHED AS EXHIBIT A TO ANNEX I HERETO.

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: ____________, 2012

INVESTOR

By:

Print Name:

Title:

Address:

Agreed and Accepted

this _____ day of __________, 2012:

DEJOUR ENERGY INC.

By:
Name:
Title:

[Signature Page to Subscription Agreement]

 Exhibit A

ANNEX 1

TERMS AND CONDITIONS FOR PURCHASE OF UNITS

1.          Authorization and Sale of the Units. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Units.

2.          Agreement to Sell and Purchase the Units; Placement Agent.

2.1           At the Closing (as defined in Section 3.1). the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions set forth herein, the number of Units set forth on the last page of the Agreement to which these Terms and Conditions for Purchase of Units are attached as Annex I (the “Signature Page”) for the aggregate purchase price therefor set forth on the Signature Page.

2.2           The Company proposes to enter into substantially this same form of Subscription Agreement with each investor (collectively, the “Other Investors”) and expects to complete sales of Units to them. The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors,” and this Agreement and the Subscription Agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the “Agreements.”

2.3           Investor acknowledges that the Company intends to pay the Placement Agent a fee (the “Placement Fee”) and certain expenses in respect of the sale of the Units, as further described in the Disclosure Package.

2.4           The Company has entered into a Placement Agent Agreement, dated the date hereof (the “Placement Agreement”), with the Placement Agent that contains certain representations, warranties, covenants and agreements of the Company that may be relied upon by the Investor, which shall be a third party beneficiary thereof. The Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information, except as has been or will be disclosed in the Prospectus and/or in any Report of Foreign Private Issuer on Form 6-K furnished or to be furnished by the Company to the Commission. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.

3.          Closings and Delivery of the Units and Funds.

3.1           Closing. The completion of the purchase and sale of the Units (the “Closing”) will occur at a place and time (the “Closing Date”) to be specified by the Company and the Placement Agent, and of which the Investors will be notified in advance by the Placement Agent in accordance with Rule 15c6-l promulgated under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). At the Closing, (a) the Company shall cause Computershare Trust Company, N.A., the Company’s United States co-transfer agent (the “Transfer Agent”), to deliver to the Investor the number of Shares set forth on the Signature Page registered in the name of the Investor or, if so indicated on the Investor Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Investor, (b) the Company shall cause to be delivered to the Investor one Warrant Certificate representing the right to purchase the number of Warrant Shares set forth on the Signature Page, and (c) the aggregate purchase price for the Units being purchased by the Investor will be delivered by or on behalf of the Investor to the Company.

Exhibit A

A1-1

3.2         Conditions to the Obligations of the Parties.

(a)          Conditions to the Company’s Obligations. The Company’s obligation to issue and sell the Units to the Investor shall be subject to: (i) the receipt by the Company of the purchase price for the Units being purchased hereunder as set forth on the Signature Page and (ii) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing Date.

(b)          Conditions to the Investor’s Obligations. The Investor’s obligation to purchase the Units will be subject to the accuracy of the representations and warranties made by the Company and the fulfillment of those undertakings of the Company to be fulfilled prior to the Closing Date, including, without limitation, those contained in the Placement Agreement, and to the condition that the Placement Agent shall not have: (a) terminated the Placement Agreement pursuant to the terms thereof or (b) determined that the conditions to the closing in the Placement Agreement have not been satisfied. The Investor’s obligations are expressly not conditioned on the purchase by any or all of the Other Investors of the Units that they have agreed to purchase from the Company. The Investor understands and agrees that, in the event that the Placement Agent, in its sole discretion, determines that the conditions to closing of the Offering set forth in the Placement Agreement have not been satisfied or if the Placement Agreement may be terminated for any other reason permitted by such Placement Agreement, then the Placement Agent may, but shall not be obligated to, terminate such Agreement, which shall have the effect of terminating this Subscription Agreement pursuant to Section 14 below.

3.3         Delivery of Funds. Delivery by Electronic Book-Entry at The Depository Trust Company. No later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall remit by wire transfer the amount of funds equal to the aggregate purchase price for the Units being purchased by the Investor to the following account designated by the Company:

N.B. The Company’s wire instructions will be provided separately.

3.4         Delivery of Shares. Delivery by Electronic Book-Entry at The Depository Trust Company. No later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall direct the broker-dealer at which the account or accounts to be credited with the Shares being purchased by such Investor are maintained, which broker/dealer shall be a DTC participant, to set up a DWAC instructing the Transfer Agent to credit such account or accounts with the Shares. Such DWAC instruction shall indicate the settlement date for the deposit of the Shares, which date shall be provided to the Investor by the Placement Agent. Upon the closing of the Offering, the Company shall direct the Transfer Agent to credit the Investor’s account or accounts with the Shares pursuant to the information contained in the DWAC.

Exhibit A

A1-2

4.          Representations, Warranties and Covenants of the Investor.

The Investor acknowledges, represents and warrants to, and agrees with, the Company and the Placement Agent that:

4.1           The Investor: (a) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in securities presenting an investment decision like that involved in the purchase of the Units, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Units, (b) has answered all questions on the Investor Questionnaire for use in preparation of the Prospectus Supplement and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date, and (c), in connection with its decision to purchase the number of Units set forth on the Signature Page, is relying only upon the Disclosure Package and the documents incorporated by reference therein.

4.2           The Investor acknowledges: (a) that no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities, (b) there is no government or other insurance covering the Securities, (c) there are risks associated with the purchase of the Securities, (d)  there are restrictions on the purchaser’s ability to resell the Securities into Canada and it is the responsibility of the Investor to find out what those restrictions are and to comply with them before selling the Securities, and (e)  having been advised that the Company is relying on an exemption from the requirements to provide the purchaser with a Canadian prospectus and to sell securities through a person registered to sell securities under the Securities Act (British Columbia) and, as a consequence of acquiring Securities pursuant to this exemption, certain protections, rights and remedies provided by the Securities Act (British Columbia), including statutory rights of rescission or damages, will not be available to the Investor.

4.3           (a) No action has been or will be taken in any jurisdiction outside the United States by the Company or the Placement Agent that would permit an offering of the Units, or possession or distribution of offering materials in connection with the issue of the Units, in any jurisdiction outside the United States where action for that purpose is required, (b) the Investor will comply with all applicable laws and regulations in each jurisdiction in which it purchases, offers, sells or delivers Securities or has in its possession or distributes any offering material, in all cases at its own expense, and (c) the Placement Agent is not authorized to make and has not made any representation, disclosure or use of any information in connection with the issue, placement, purchase and sale of the Units, except as set forth or incorporated by reference in the Prospectus.

4.4           (a) The Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (b) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation).

Exhibit A

A1-3

4.5           The Investor understands that nothing in this Agreement, the Prospectus, the Disclosure Package or any other materials presented to the Investor in connection with the purchase and sale of the Units constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors and made such investigation as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Units. The Investor also understands that there is no established public trading market for the Warrants being offered in the Offering, and that the Company does not expect such a market to develop. In addition, the Company does not intend to apply for listing of the Warrants on any securities exchange. The Investor understands that without an active market, the liquidity of the Warrants will be limited.

4.6           The Investor will maintain the confidentiality of all information acquired as a result of the transactions contemplated hereby prior to the public disclosure of that information by the Company in accordance with Section 13 of this Annex.

4.7           Since the time at which the Placement Agent first contacted such Investor about the Offering, the Investor has not disclosed any information regarding the Offering to any third parties (other than its legal, accounting and other advisors in connection with the Offering) and has not engaged in any purchases or sales of the securities of the Company (including, without limitation, any Short Sales (as defined herein) involving the Company’s securities). Except for the transactions contemplated by this Agreement, the Investor represents that it has not engaged, and covenants that it will not engage, in any purchases or sales of the securities of the Company (including Short Sales) beginning when the Investor was informed of this Transaction and ending when the transactions contemplated by this Agreement are publicly disclosed. The Investor agrees that it will not use any of the Securities acquired pursuant to this Agreement to cover any short position in the Common Shares if doing so would be in violation of applicable securities laws. For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect share pledges, forward sales contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

5.          Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Shares and Warrants being purchased and the payment therefor. The Placement Agent shall be a third party beneficiary with respect to the representations, warranties and agreements of the Investor in Section 4 hereof.

 Exhibit A

A1-4

6.         Notices. All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by facsimile, upon electronic confirmation of receipt and will be delivered and addressed as follows:

if to the Company, to:

Dejour Energy Inc.
598 – 999 Canada Place
Vancouver, B.C. V6C 3E1
Canada
Attention: Mathew Wong, Chief Financial Officer

Facsimile: (604) 638-5051

with a copy to:

Dorsey & Whitney LLP

Suite 1605, 777 Dunsmuir Street

Vancouver, B.C. V7Y 1K4

Canada

Attention: Daniel M. Miller

Facsimile: (604) 687-8504

if to the Investor, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

7.         Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

8.         Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

9.         Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

10.       Governing Law. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

11.       Counterparts. This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. The Company and the Investor acknowledge and agree that the Company shall deliver its counterpart to the Investor along with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission).

Exhibit A

A1-5

12.      Confirmation of Sale. The Investor acknowledges and agrees that such Investor’s receipt of the Company’s signed counterpart to this Agreement, together with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission) shall constitute written confirmation of the Company’s sale of Units to such Investor.

13.       Press Release. The Company and the Investor agree that the Company shall (a) prior to the opening of the financial markets in New York City on May 30, 2012 issue a press release announcing the Offering and disclosing all material information regarding the Offering and (b) as promptly as practicable thereafter, furnish a Report of Foreign Private Issuer on Form 6-K to the Commission including, but not limited to, a form of this Agreement and a form of the Warrant Certificate.

14.       Termination. In the event that the Placement Agreement is terminated by the Placement Agent pursuant to the terms thereof, this Agreement shall terminate without any further action on the part of the parties hereto.

Exhibit A

A1-6

Exhibit A

DEJOUR ENERGY INC.

INVESTOR QUESTIONNAIRE

Pursuant to Section 3 of Annex I to the Agreement, please provide us with the following information:

1.	The exact name that your Shares and Warrants are to be registered in. You may use a nominee name if appropriate:

2.	The relationship between the Investor and the registered holder listed in response to item 1 above:

3.	The mailing address of the registered holder listed in response to item 1 above:

4.	The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:

5.	Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained):

6.	Phone number of DTC Participant:

7.	DTC Participant Number:

8.	Name of Account at DTC Participant being credited with the Shares:

9.	Account Number at DTC Participant being credited with the Shares:

Exhibit A

Exhibit B

FORM OF WARRANT

(Attached)

Exhibit A

UNLESS PERMITTED UNDER APPLICABLE SECURITIES LEGISLATION IN CANADA, THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE SHALL NOT TRADE THE SECURITIES THROUGH THE FACILITIES OF THE TORONTO STOCK EXCHANGE OR OTHERWISE INTO CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE ISSUANCE DATE. (See “Resale Restrictions” herein).

COMMON SHARE PURCHASE WARRANT

DEJOUR ENERGY INC.

Warrant Number: __________
Warrant Shares: __________	Initial Exercise Date: December 4, 2012

THIS COMMON SHARE PURCHASE WARRANT (the “Warrant”) certifies that, for value received, _____________ (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after December 4, 2012 (the “Initial Exercise Date”) and on or prior to the close of business on June 4, 2017 (the “Termination Date”) but not thereafter, to subscribe for and purchase from Dejour Energy Inc., a company incorporated under the laws of British Columbia (the “Company”), up to _____ common shares (the “Warrant Shares”) in the capital of the Company. The purchase price of one Common Share under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1.   Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Subscription Agreement (the “Subscription Agreement”), between the Company and the Holder.

Section 2.   Exercise.

a)         Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile copy of the Notice of Exercise Form annexed hereto; and, within three days on which the Company’s principal trading market in the United States are open (“Trading Days”) of the date said Notice of Exercise is delivered to the Company, the Company shall have received payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank or, if available, pursuant to the cashless exercise procedure specified in Section 2(c) below. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise Form within 1 Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

Exhibit A

b)         Exercise Price. The exercise price per Common Share under this Warrant shall be US$0.40, subject to adjustment hereunder (the “Exercise Price”).

c)         Cashless Exercise. If at the time of exercise hereof (i) there is no effective registration statement registering the Warrant Shares, or the prospectus contained therein is not available for the issuance of the Warrant Shares to the Holder, and (ii) all of the Warrant Shares are not then registered for resale by Holder into the market at market prices from time to time on an effective registration statement for use on a continuous basis (or the prospectus contained therein is not available for use), then this Warrant may only be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

A =	the VWAP on the Trading Day immediately preceding the date on which Holder elects to exercise this Warrant by means of a “cashless exercise,” as set forth in the applicable Notice of Exercise;

B =	the Exercise Price of this Warrant, as adjusted hereunder; and

X =	the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Shares are then listed on a Trading Market in the United States (other than the OTC Bulletin Board), the daily volume weighted average price of the Common Shares for such date (or the nearest preceding date) on such Trading Market as reported by Bloomberg L.P. (as defined below) (based on a Trading Day from 9:30 a.m. (prevailing Eastern time) to 4:02 p.m. (prevailing Eastern time); (b)  if the Common Shares are not then listed on a Trading Market in the United States (other than the OTC Bulletin Board), the daily volume weighted average price of the Common Shares for the period of five Trading Days ending on such date (or the nearest preceding date) on the Toronto Stock Exchange (the “TSX”) as reported in the TSX’s Historical Data Access database (based on a Trading Day from 9:30 a.m. (prevailing Eastern time) to 4:02 p.m. (prevailing Eastern time), with the values used in VWAP being calculated in Canadian dollars and converted into U.S. dollars based on the Bank of Canada’s nominal noon exchange rate for Canadian dollars to U.S. dollars on such date; (c) if the Common Shares are not then listed on a Trading Market in the United States (other than the OTC Bulletin Board) or the TSX, the volume weighted average price of the Common Shares for such date (or the nearest preceding date) on the OTC Bulletin Board; (d) if the Common Shares are not then listed or quoted for trading on any Trading Market and if prices for the Common Shares are then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Shares so reported; or (d) in all other cases, the fair market value of the Common Shares as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

Exhibit A

“Bloomberg L.P.” means Bloomberg L.P. or, if Bloomberg L.P. no longer reports the applicable pricing or other information, such other data as may in the future replace Bloomberg L.P. as the primary industry source of stock market data in the United States.

d)           Mechanics of Exercise.

i.        Delivery of Certificates Upon Exercise. Certificates for shares purchased hereunder shall be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission (“DWAC”) system if the Company is then a participant in such system and either (A) there is an effective Registration Statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) this Warrant is being exercised via cashless exercise, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise by the date that is three Trading Days after the latest of (A) the delivery to the Company of the fully completed Notice of Exercise Form and receipt of the DWAC request from the Holder’s prime broker (if applicable), (B) surrender of this Warrant (if required) and (C) payment of the aggregate Exercise Price as set forth above (including by cashless exercise, if permitted) (such date, the “Warrant Share Delivery Date”). This Warrant shall be deemed to have been exercised on the first date on which all of the foregoing have been delivered to the Company. The Warrant Shares shall be deemed to have been issued, and the Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised, with payment to the Company of the aggregate Exercise Price (or by cashless exercise, if permitted) and all taxes required to be paid by the Holder, if any, pursuant to Section 2(d)(vi) prior to the issuance of such shares, having been paid. The Holder agrees that any exercise of Warrants shall have not less than a minimum aggregate value of US$4,000, or such lesser amount then outstanding, unless otherwise agreed by the Company.

 Exhibit A

ii.         Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of the Holder and upon surrender of this Warrant, at the time of delivery of the certificate or certificates representing the Warrant Shares to be issued in connection with such exercise, deliver to the Holder a new Warrant evidencing the rights of Holder to purchase the balance of unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical to this Warrant.

iii.         Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder a certificate or the certificates representing the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then, the Holder will have the right to rescind such exercise.

iv.         Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder a certificate or the certificates representing the Warrant Shares pursuant to an exercise of this Warrant on or before the applicable Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, Common Shares to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Common Shares so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with such exercise times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of Common Shares that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Shares having a total purchase price of US$11,000 to cover a Buy-In with respect to an attempted exercise of Common Shares with an aggregate sale price giving rise to such purchase obligation of US$10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder US$1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Common Shares upon exercise of the Warrant as required pursuant to the terms hereof.

Exhibit A

v.           No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

vi.         Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant, when surrendered for exercise, shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

vii.         Closing of Books. The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

Exhibit A

e)            Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that, after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of Common Shares beneficially owned by the Holder and its Affiliates shall include the number of Common Shares issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of Common Shares which would be issuable upon (i) exercise of the remaining, non-exercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Share Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding Common Shares, a Holder may rely on the number of outstanding Common Shares as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of Common Shares outstanding.  Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of Common Shares then outstanding.  In any case, the number of outstanding Common Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding Common Shares was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of Common Shares outstanding immediately after giving effect to the issuance of Common Shares issuable upon exercise of this Warrant. The Holder, upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of Common Shares outstanding immediately after giving effect to the issuance of Common Shares upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

Exhibit A

Section 3.   Certain Adjustments.

a)         Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on the Common Shares or any other equity or equity equivalent securities payable in Common Shares (which, for avoidance of doubt, shall not include any Common Shares issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding Common Shares into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding Common Shares into a smaller number of shares, or (iv) issues by reclassification of the Common Shares any shares in the capital of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of Common Shares outstanding immediately before such event and of which the denominator shall be the number of Common Shares outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b)        [RESERVED]

c)         Subsequent Rights Offerings. If the Company, at any time while this Warrant is outstanding, shall issue rights, options or warrants to all holders of Common Shares (and not to the Holder) entitling them to subscribe for or purchase Common Shares at a price per share less than the VWAP on the record date mentioned below, then the Exercise Price shall be multiplied by a fraction, of which the denominator shall be the number of Common Shares outstanding on the date of issuance of such rights, options or warrants plus the number of additional Common Shares offered for subscription or purchase, and of which the numerator shall be the number of Common Shares outstanding on the date of issuance of such rights, options or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered (assuming receipt by the Company in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such VWAP. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights, options or warrants.

d)         Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, shall distribute to all holders of Common Shares (and not to the Holder) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security other than Common Shares, then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the ex-distribution date (as hereinafter defined) by a fraction of which the denominator shall be the VWAP determined as of the Trading Day immediately prior to the ex-distribution date mentioned above, and of which the numerator shall be such VWAP on such ex-distribution date.  “Ex-distribution date” means, for any distribution in respect of which an adjustment is made to the Exercise Price pursuant to this Section 3(d), the earliest date on which the Common Shares commence trading on TSX or AMEX without entitlement to such distribution.  In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one Common Share.  Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date fixed for determination of shareholders entitled to receive such distribution.

 Exhibit A

e)         Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Shares, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Shares or any compulsory share exchange pursuant to which the Common Shares are effectively converted into or exchanged for other securities, cash or property, (v) the Company, directly or indirectly, in one or more related transactions consummates a share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding Common Shares (not including any Common Shares held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of common shares or shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of Common Shares for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one Common Share in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Warrant, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of common shares or shares of capital stock of such Successor Entity (or its parent entity) equivalent to the Common Shares acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such common shares or shares of capital stock (but taking into account the relative value of the Common Shares pursuant to such Fundamental Transaction and the value of such common shares or shares of capital stock, such number of common shares or shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

Exhibit A

f)            Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of Common Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Common Shares issued and outstanding.

g)           Notice to Holder.

i.       Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

Exhibit A

ii.      Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Shares, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Shares, (C) the Company shall authorize the granting to all holders of the Common Shares rights or warrants to subscribe for or purchase any shares in the capital of the Company or of any rights, (D) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Common Shares, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Shares are converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Shares of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Shares of record shall be entitled to exchange their Common Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Report on Form 6-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4.     Transfer of Warrant.

a)           Transferability. Subject to compliance with applicable securities laws (including the resale restrictions described in Section 5(f)), this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

Exhibit A

b)         New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 5(f), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date set forth on the first page of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c)         Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d)         Understandings or Arrangements.Such Holder is acquiring this Warrant as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Warrant (this representation and warranty not limiting such Holder’s right to sell the Warrant pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws.) Such Holder is acquiring this Warrant hereunder in the ordinary course of its business.

Section 5.   Miscellaneous.

a)         No Rights as a Shareholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i).

b)         Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any share certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or share certificate, if mutilated, the Company will make and deliver a new Warrant or share certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or share certificate.

c)         Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

Exhibit A

d)           Authorized Shares. The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Shares a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing share certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market(s) upon which the Common Shares may then be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares upon the exercise of this Warrant and (ii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e)           Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Subscription Agreement.

f)            Resale Restrictions.

i.      U.S. Securities Laws. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by U.S. state and federal securities laws.

Exhibit A

ii.     Canadian Securities Law. The Holder acknowledges that there are restrictions under Canadian Securities Laws on the Holder’s ability to transfer this Warrant in Canada or to or for the benefit of a resident of Canada and, with respect to any Warrant Shares issued pursuant to the exercise of this Warrant before [●], 2012, the Holder’s ability to transfer such Warrant Shares over the facilities of the TSX, or otherwise transfer such Warrant Shares in Canada or to or for the benefit of a resident of Canada, and that is the responsibility of such Holders to find out what those restrictions are and to comply with them before transferring this Warrant or such Warrant Shares. Without limiting the generality of the foregoing, each Purchaser hereby covenants that, unless permitted under the Canadian Securities Laws, the Common Shares and Warrants included in the Units, and the Warrant Shares issuable upon the exercise of the Warrants, may not be traded on the Toronto Stock Exchange or in Canada, or to or for the benefit of a resident of Canada, before the date that is four (4) months and a day after the Closing Date. By acceptance of this Warrant, the Holder further acknowledges and understands that any physical certificate representing Warrant Shares issued before [●], 2012 will bear the following legend:

“UNLESS PERMITTED UNDER APPLICABLE SECURITIES LEGISLATION IN CANADA, THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE SHALL NOT TRADE THE SECURITIES THROUGH THE FACILITIES OF THE TORONTO STOCK EXCHANGE OR OTHERWISE INTO CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE ISSUANCE DATE.

WITHOUT PRIOR WRITTEN APPROVAL OF THE TORONTO STOCK EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE CANADIAN SECURITIES LAWS, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TORONTO STOCK EXCHANGE OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE ISSUANCE DATE. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS ON CANADIAN STOCK EXCHANGES.”

g)         Non-waiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant or the Subscription Agreement, if the Company willfully and knowingly fails to comply with any provision of this Warrant which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

Exhibit A

h)         Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Subscription Agreement.

i)         Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Shares or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j)         Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k)         Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l)         Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder and, if the Company is listed on the TSX at the time of the proposed modification or amendment, the approval of the TSX.

m)        Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n)         Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Pages Follow)

Exhibit A

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

dejour enERGY INC.

By:
Name:
Title:

Exhibit A

NOTICE OF EXERCISE

To:	dejour enERGY INC.

(1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

☐ in lawful money of the United States; or

☐ [if permitted] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3) Please issue a physical certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name and address as is specified below:

Registration Instruction	Delivery Instruction (If Different from Registration)

Name:	Name:

Address:	Address:

Phone #
Email #

Exhibit A

If you prefer to have the Warrant Shares delivered by DWAC instead of physical certificate, please provide the following:

DWAC Information	Broker’s Contact

DWAC Acct#:	Contact Name:
Name of Broker:
Address of Broker	Phone #:

Email Address:

X_____________________________

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Phone Number of Authorized Signatory:

Email of Authorized Signatory:

Date:

Exhibit A

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [____] all of or [_______] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to

By signing below, the Holder certifies to the best of its knowledge that, if this assignment is on a date within four months and one day from the issuance of the Warrant, the assignee of the above shares is not a Canadian resident or otherwise subject to Canadian law and is not acquiring these shares on behalf of, or for the account or benefit of such a person.

Registration Instruction	Delivery Instruction (If Different from Registration)

Name:	Name:

Address:	Address:

Phone #
Email #

Dated: ______________, _______

Holder’s Signature:

Holder’s Address:

Holder’s Phone #:

Holder’s Email:

Signature Guaranteed:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

Exhibit A

Exhibit B

Pricing Information

Number of Shares to be Sold: 18,130,305

Number of Warrants to be Sold: 13,597,729

Offering Price: $0.26

Exercise Price of Warrants: $0.40, exercisable beginning on December 4, 2012 until June 4, 2017.

Aggregate Placement Agency Fees: $282,832.76

Exhibit B

Exhibit C

Disclosure Materials

None.

Exhibit C

Exhibit D

Form of Lock-Up Agreement

May ___, 2012

Roth Capital Partners, LLC

888 San Clemente Drive

Newport Beach, California 92660

Ladies and Gentlemen:

The undersigned understands that Roth Capital Partners, LLC (“Roth”) proposes to enter into a Placement Agency Agreement (the “Placement Agency Agreement”) with Dejour Energy Inc., a company incorporated under the laws of British Columbia, Canada (the “Company”), pursuant to which Roth will act as exclusive placement agent to the Company in the sale (the “Public Offering”) by the Company to certain investors of the Company’s Common Shares, no par value (the “Common Shares”).

To induce Roth to continue its efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Roth, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus supplement relating to the Public Offering (the “Prospectus”) (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Shares or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) shall be required or shall be voluntarily made in connection with subsequent sales of Common Shares or other securities acquired in such open market transactions, (b) transfers of Common Shares or any security convertible into Common Shares as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of a family member; provided that in the case of any transfer or distribution pursuant to clause (b), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) if the undersigned is required to file a report under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that such transfer is being made as a gift, by will or intestate succession, as applicable, or (c) forfeitures of Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares to satisfy tax withholding obligations of the undersigned in connection with the vesting of restricted stock pursuant to the Company’s stock incentive plans, which forfeitures may require the undersigned to file a report under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares during the Lock-Up Period. In addition, the undersigned agrees that, without the prior written consent of Roth, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any Common Shares or any security convertible into or exercisable or exchangeable for Common Shares. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Common Shares except in compliance with the foregoing restrictions.

Exhibit D

If (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-Up Period, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless Roth waives such extension; provided, however, that this sentence shall not apply if (A) the Company meets the applicable requirements of Rule 139(a)(1) under the Securities Act in the manner contemplated by NASD Conduct Rule 2711(f)(4) (B) the Company’s securities are “actively traded” as defined in Rule 101(c)(1) of Regulation M of the Exchange Act and (C) the provisions of NASD Conduct Rule 2711(f)(4) do not restrict the publication or distribution, by Roth, of any research reports relating to the Company during the 15 days before or after the last day of the Lock-up Period (before giving effect to such extension).

No provision in this agreement shall be deemed to restrict or prohibit the exercise or exchange by the undersigned of any option or warrant to acquire Common Shares, or securities exchangeable or exercisable for or convertible into Common Shares, provided that the undersigned does not transfer the Common Shares acquired on such exercise or exchange during the Lock-Up Period, unless otherwise permitted pursuant to the terms of this agreement. In addition, no provision herein shall be deemed to restrict or prohibit the entry into or modification of a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act at any time (other than the entry into or modification of such a plan in such a manner as to cause the sale of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares within the Lock-Up Period).

The undersigned understands that the Company and Roth are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned understands that, if (i) the Placement Agency Agreement is not executed by June 15, 2012, (ii) the Company notifies Roth in writing that it does not intend to proceed with the Public Offering or (iii) the Placement Agency Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Shares to be sold thereunder, the undersigned shall be released from all obligations under this letter agreement.

Exhibit D

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to a Placement Agency Agreement, the terms of which are subject to negotiation between the Company and Roth.

This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

(Name)

(Address)

Exhibit D

Exhibit E

COMMON SHARE PURCHASE WARRANT

UNLESS PERMITTED UNDER APPLICABLE SECURITIES LEGISLATION IN CANADA, THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE SHALL NOT TRADE THE SECURITIES THROUGH THE FACILITIES OF THE TORONTO STOCK EXCHANGE OR OTHERWISE INTO CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE ISSUANCE DATE. (See “Resale Restrictions” herein).

COMMON SHARE PURCHASE WARRANT

DEJOUR ENERGY INC.

Warrant Number: ________
Warrant Shares: ________	Initial Exercise Date: December 4, 2012

THIS COMMON SHARE PURCHASE WARRANT (the “Warrant”) certifies that, for value received, _____________ (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after December 4, 2012 (the “Initial Exercise Date”) and on or prior to the close of business on June 4, 2017 (the “Termination Date”) but not thereafter, to subscribe for and purchase from Dejour Energy Inc., a company incorporated under the laws of British Columbia (the “Company”), up to _____ common shares (the “Warrant Shares”) in the capital of the Company. The purchase price of one Common Share under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1.             Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Subscription Agreement (the “Subscription Agreement”), between the Company and the Holder.

Section 2.              Exercise.

a)            Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile copy of the Notice of Exercise Form annexed hereto; and, within three days on which the Company’s principal trading market in the United States are open (“Trading Days”) of the date said Notice of Exercise is delivered to the Company, the Company shall have received payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank or, if available, pursuant to the cashless exercise procedure specified in Section 2(c) below. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise Form within 1 Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

 Exhibit E

b)            Exercise Price. The exercise price per Common Share under this Warrant shall be US$0.40, subject to adjustment hereunder (the “Exercise Price”).

c)            Cashless Exercise. If at the time of exercise hereof (i) there is no effective registration statement registering the Warrant Shares, or the prospectus contained therein is not available for the issuance of the Warrant Shares to the Holder, and (ii) all of the Warrant Shares are not then registered for resale by Holder into the market at market prices from time to time on an effective registration statement for use on a continuous basis (or the prospectus contained therein is not available for use), then this Warrant may only be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

A =	the VWAP on the Trading Day immediately preceding the date on which Holder elects to exercise this Warrant by means of a “cashless exercise,” as set forth in the applicable Notice of Exercise;

B =	the Exercise Price of this Warrant, as adjusted hereunder; and

X =	the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

Exhibit E

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Shares are then listed on a Trading Market in the United States (other than the OTC Bulletin Board), the daily volume weighted average price of the Common Shares for such date (or the nearest preceding date) on such Trading Market as reported by Bloomberg L.P. (as defined below) (based on a Trading Day from 9:30 a.m. (prevailing Eastern time) to 4:02 p.m. (prevailing Eastern time); (b)  if the Common Shares are not then listed on a Trading Market in the United States (other than the OTC Bulletin Board), the daily volume weighted average price of the Common Shares for the period of five Trading Days ending on such date (or the nearest preceding date) on the Toronto Stock Exchange (the “TSX”) as reported in the TSX’s Historical Data Access database (based on a Trading Day from 9:30 a.m. (prevailing Eastern time) to 4:02 p.m. (prevailing Eastern time), with the values used in VWAP being calculated in Canadian dollars and converted into U.S. dollars based on the Bank of Canada’s nominal noon exchange rate for Canadian dollars to U.S. dollars on such date; (c) if the Common Shares are not then listed on a Trading Market in the United States (other than the OTC Bulletin Board) or the TSX, the volume weighted average price of the Common Shares for such date (or the nearest preceding date) on the OTC Bulletin Board; (d) if the Common Shares are not then listed or quoted for trading on any Trading Market and if prices for the Common Shares are then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Shares so reported; or (d) in all other cases, the fair market value of the Common Shares as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Bloomberg L.P.” means Bloomberg L.P. or, if Bloomberg L.P. no longer reports the applicable pricing or other information, such other data as may in the future replace Bloomberg L.P. as the primary industry source of stock market data in the United States.

d)           Mechanics of Exercise.

i.            Delivery of Certificates Upon Exercise. Certificates for shares purchased hereunder shall be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission (“DWAC”) system if the Company is then a participant in such system and either (A) there is an effective Registration Statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) this Warrant is being exercised via cashless exercise, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise by the date that is three Trading Days after the latest of (A) the delivery to the Company of the fully completed Notice of Exercise Form and receipt of the DWAC request from the Holder’s prime broker (if applicable), (B) surrender of this Warrant (if required) and (C) payment of the aggregate Exercise Price as set forth above (including by cashless exercise, if permitted) (such date, the “Warrant Share Delivery Date”). This Warrant shall be deemed to have been exercised on the first date on which all of the foregoing have been delivered to the Company. The Warrant Shares shall be deemed to have been issued, and the Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised, with payment to the Company of the aggregate Exercise Price (or by cashless exercise, if permitted) and all taxes required to be paid by the Holder, if any, pursuant to Section 2(d)(vi) prior to the issuance of such shares, having been paid. The Holder agrees that any exercise of Warrants shall have not less than a minimum aggregate value of US$4,000, or such lesser amount then outstanding, unless otherwise agreed by the Company.

Exhibit E

ii.         Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of the Holder and upon surrender of this Warrant, at the time of delivery of the certificate or certificates representing the Warrant Shares to be issued in connection with such exercise, deliver to the Holder a new Warrant evidencing the rights of Holder to purchase the balance of unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical to this Warrant.

iii.         Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder a certificate or the certificates representing the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then, the Holder will have the right to rescind such exercise.

iv.         Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder a certificate or the certificates representing the Warrant Shares pursuant to an exercise of this Warrant on or before the applicable Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, Common Shares to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Common Shares so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with such exercise times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of Common Shares that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Shares having a total purchase price of US$11,000 to cover a Buy-In with respect to an attempted exercise of Common Shares with an aggregate sale price giving rise to such purchase obligation of US$10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder US$1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Common Shares upon exercise of the Warrant as required pursuant to the terms hereof.

Exhibit E

v.           No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

vi.         Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant, when surrendered for exercise, shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

vii.         Closing of Books. The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

Exhibit E

e)            Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that, after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of Common Shares beneficially owned by the Holder and its Affiliates shall include the number of Common Shares issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of Common Shares which would be issuable upon (i) exercise of the remaining, non-exercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Share Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding Common Shares, a Holder may rely on the number of outstanding Common Shares as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of Common Shares outstanding.  Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of Common Shares then outstanding.  In any case, the number of outstanding Common Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding Common Shares was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of Common Shares outstanding immediately after giving effect to the issuance of Common Shares issuable upon exercise of this Warrant. The Holder, upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of Common Shares outstanding immediately after giving effect to the issuance of Common Shares upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

Exhibit E

Section 3.              Certain Adjustments.

a)            Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on the Common Shares or any other equity or equity equivalent securities payable in Common Shares (which, for avoidance of doubt, shall not include any Common Shares issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding Common Shares into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding Common Shares into a smaller number of shares, or (iv) issues by reclassification of the Common Shares any shares in the capital of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of Common Shares outstanding immediately before such event and of which the denominator shall be the number of Common Shares outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b)            [RESERVED]

c)            Subsequent Rights Offerings. If the Company, at any time while this Warrant is outstanding, shall issue rights, options or warrants to all holders of Common Shares (and not to the Holder) entitling them to subscribe for or purchase Common Shares at a price per share less than the VWAP on the record date mentioned below, then the Exercise Price shall be multiplied by a fraction, of which the denominator shall be the number of Common Shares outstanding on the date of issuance of such rights, options or warrants plus the number of additional Common Shares offered for subscription or purchase, and of which the numerator shall be the number of Common Shares outstanding on the date of issuance of such rights, options or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered (assuming receipt by the Company in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such VWAP. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights, options or warrants.

d)            Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, shall distribute to all holders of Common Shares (and not to the Holder) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security other than Common Shares, then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the ex-distribution date (as hereinafter defined) by a fraction of which the denominator shall be the VWAP determined as of the Trading Day immediately prior to the ex-distribution date mentioned above, and of which the numerator shall be such VWAP on such ex-distribution date.  “Ex-distribution date” means, for any distribution in respect of which an adjustment is made to the Exercise Price pursuant to this Section 3(d), the earliest date on which the Common Shares commence trading on TSX or AMEX without entitlement to such distribution.  In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one Common Share.  Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date fixed for determination of shareholders entitled to receive such distribution.

Exhibit E

e)            Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Shares, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Shares or any compulsory share exchange pursuant to which the Common Shares are effectively converted into or exchanged for other securities, cash or property, (v) the Company, directly or indirectly, in one or more related transactions consummates a share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding Common Shares (not including any Common Shares held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of common shares or shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of Common Shares for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one Common Share in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Warrant, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of common shares or shares of capital stock of such Successor Entity (or its parent entity) equivalent to the Common Shares acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such common shares or shares of capital stock (but taking into account the relative value of the Common Shares pursuant to such Fundamental Transaction and the value of such common shares or shares of capital stock, such number of common shares or shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

Exhibit E

f)             Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of Common Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Common Shares issued and outstanding.

g)           Notice to Holder.

i.          Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

Exhibit E

ii.       Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Shares, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Shares, (C) the Company shall authorize the granting to all holders of the Common Shares rights or warrants to subscribe for or purchase any shares in the capital of the Company or of any rights, (D) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Common Shares, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Shares are converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Shares of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Shares of record shall be entitled to exchange their Common Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Report on Form 6-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4.             Transfer of Warrant.

a)           Transferability. Subject to compliance with applicable securities laws (including the resale restrictions described in Section 5(f)), this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

Exhibit E

b)            New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 5(f), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date set forth on the first page of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c)            Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d)           Understandings or Arrangements.         Such Holder is acquiring this Warrant as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Warrant (this representation and warranty not limiting such Holder’s right to sell the Warrant pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws.) Such Holder is acquiring this Warrant hereunder in the ordinary course of its business.

Section 5.             Miscellaneous.

a)           No Rights as a Shareholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i).

b)           Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any share certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or share certificate, if mutilated, the Company will make and deliver a new Warrant or share certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or share certificate.

c)           Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

Exhibit E

d)           Authorized Shares. The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Shares a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing share certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market(s) upon which the Common Shares may then be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares upon the exercise of this Warrant and (ii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e)           Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Subscription Agreement.

Exhibit E

f)            Resale Restrictions.

i.          U.S. Securities Laws. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by U.S. state and federal securities laws.

ii.         Canadian Securities Law. The Holder acknowledges that there are restrictions under Canadian Securities Laws on the Holder’s ability to transfer this Warrant in Canada or to or for the benefit of a resident of Canada and, with respect to any Warrant Shares issued pursuant to the exercise of this Warrant before [●], 2012, the Holder’s ability to transfer such Warrant Shares over the facilities of the TSX, or otherwise transfer such Warrant Shares in Canada or to or for the benefit of a resident of Canada, and that is the responsibility of such Holders to find out what those restrictions are and to comply with them before transferring this Warrant or such Warrant Shares. Without limiting the generality of the foregoing, each Purchaser hereby covenants that, unless permitted under the Canadian Securities Laws, the Common Shares and Warrants included in the Units, and the Warrant Shares issuable upon the exercise of the Warrants, may not be traded on the Toronto Stock Exchange or in Canada, or to or for the benefit of a resident of Canada, before the date that is four (4) months and a day after the Closing Date. By acceptance of this Warrant, the Holder further acknowledges and understands that any physical certificate representing Warrant Shares issued before [●], 2012 will bear the following legend:

“UNLESS PERMITTED UNDER APPLICABLE SECURITIES LEGISLATION IN CANADA, THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE SHALL NOT TRADE THE SECURITIES THROUGH THE FACILITIES OF THE TORONTO STOCK EXCHANGE OR OTHERWISE INTO CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE ISSUANCE DATE.

WITHOUT PRIOR WRITTEN APPROVAL OF THE TORONTO STOCK EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE CANADIAN SECURITIES LAWS, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TORONTO STOCK EXCHANGE OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE ISSUANCE DATE. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS ON CANADIAN STOCK EXCHANGES.”

Exhibit E

g)           Non-waiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant or the Subscription Agreement, if the Company willfully and knowingly fails to comply with any provision of this Warrant which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h)           Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Subscription Agreement.

i)            Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Shares or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j)            Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k)           Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l)            Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder and, if the Company is listed on the TSX at the time of the proposed modification or amendment, the approval of the TSX.

m)          Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

Exhibit E

n)          Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Pages Follow)

Exhibit E

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

DEJOUR ENERGY INC.

By:
Name:
Title:

Exhibit E

NOTICE OF EXERCISE

To:    dejour enERGY INC.

(1)  The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)  Payment shall take the form of (check applicable box):

☐ in lawful money of the United States; or

☐ [if permitted] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3)  Please issue a physical certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name and address as is specified below:

Registration Instruction	Delivery Instruction (If Different from Registration)

Name:	Name:

Address:	Address:

Phone #
Email #

Exhibit E

If you prefer to have the Warrant Shares delivered by DWAC instead of physical certificate, please provide the following:

DWAC Information	Broker’s Contact

DWAC Acct#:	Contact Name:
Name of Broker:
Address of Broker	Phone #:

Email Address:

X
[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Phone Number of Authorized Signatory:

Email of Authorized Signatory:

Date:

Exhibit E

ASSIGNMENT FORM

(To assign the foregoing warrant, execute

this form and supply required information.

Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [____] all of or [_______] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to

By signing below, the Holder certifies to the best of its knowledge that, if this assignment is on a date within four months and one day from the issuance of the Warrant, the assignee of the above shares is not a Canadian resident or otherwise subject to Canadian law and is not acquiring these shares on behalf of, or for the account or benefit of such a person.

Registration Instruction	Delivery Instruction (If Different from Registration)

Name:	Name:

Address:	Address:

Phone #
Email #

Dated: ______________, _______

Holder’s Signature:

Holder’s Address:

Holder’s Phone #:

Holder’s Email:

Signature Guaranteed: ___________________________________________

Exhibit E

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

Exhibit E